AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

This Amendment No. 1, dated as of April 25, 2008 (“Amendment No.1”) to the Registration Rights Agreement (the “Registration Rights Agreement”) dated as of January 3, 2008, by and among Pharmos Corporation, a Nevada corporation (the “Company”), and the purchasers signatory hereto (each a “Purchaser” and collectively, the “Purchasers”).

The Company and the Purchasers hereby agree as follows:

1. Capitalized terms used and not otherwise defined herein that are defined in the Registration Rights Agreement shall have the meanings given such terms in the Registration Rights Agreement.

2. The definition of “Effectiveness Date” as it appears in the Registration Rights Agreement is deleted and replaced in its entirety by the following:

“ “Effectiveness Date” means, with respect to the Registration Statement required to be filed hereunder, the earlier of (a) December 31, 2008 or (b) the fifth Business Day following the date on which the Company is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments.”

3. Section 2(c) is revised to provide that liquidated damages shall be payable by the Company if the Registration Statement is not declared effective by the Commission on or before December 31, 2008, rather than six months after the Closing Date, as originally was provided in the Registration Rights Agreement. Accordingly, Section 2(c) is deleted and replaced in its entirety by the following:

“(c)    If: (i) a Registration Statement filed or required to be filed hereunder is not declared effective by the Commission on or before December 31, 2008, or (ii) after a Registration Statement is first declared effective by the Commission, it ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective, or the Holders are not permitted to utilize the Prospectus therein to resell such Registrable Securities, for in any such cases fifteen Trading Days (which need not be consecutive days) in the aggregate during any 12-month period (any such failure or breach being referred to as an “Event,” and for purposes of clause (i) the date on which such Event occurs, or for purposes of clause (ii) the date on which such fifteen Trading Day period is exceeded being referred to as “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law: (x) on each such Event Date the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to 1% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Debentures then held by such Holder; and (y) on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to 1% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Debentures then held by such Holder; provided, however, liquidated damages payable to any Holder hereunder shall not exceed 25% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for the Debentures issued to such Holder.”

4.   Except as otherwise set forth herein, the Registration Rights Agreement shall remain in full force and effect.

5.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Registration Rights Agreement as of the date first written above.

PHARMOS CORPORATION

By: _____________________________________

Name:	S. Colin Neill
Title:	President and Chief Financial Officer

NEW ENTERPRISE ASSOCIATES 10, LIMITED PARTNERSHIP

By: NEA PARTNERS 10, LIMITED PARTNERSHIP, its General Partner

By:___________________________

A General Partner

___________________________

Lloyd I. Miller, III

___________________________

Robert F. Johnston

VENROCK ASSOCIATES

By:___________________________

Anthony B. Evnin,
General Partner

VENROCK ASSOCIATES III, L.P.

By: Venrock Management III LLC

Its: General Partner

By:___________________________
Anthony B. Evnin,
Member

VENROCK ENTREPRENEURS FUND III, L.P.

By: VEF Management III LLC

Its: General Partner

By:___________________________
Anthony B. Evnin,
Member

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